Braverman & Company
                            23679 Calabasas Road #149
                          Calabasas, California  91302

January  3,  2001

United  States
Securities  and  Exchange  Commission
Washington,  D.C.  20549

Re:     Current  Report  on  Form  8-K  as filed by InvestAmerica, Inc. 12/28/00

Dear  Sirs:

I confirm I am in agreement with respect to the contents of the Current Report on Form 8-K dated December 28, 2000, as filed by InvestAmerica, Inc. (Commission File Number 000-28303).

Thank  you.

Sincerely,

/s/  Jerry  Braverman

Jerry  Braverman
Braverman  &  Company

JB/jb

cc:  Virgil  Z.  Hlus  /  Clark,  Wilson